# CERTIFICATE OF AMENDMENT

# TO THE FOURTH AMENDED AND RESTATED

# ARTICLES OF INCORPORATION AND

# CERTIFICATE OF DETERMINATION OF PREFERENCES

# OF

# SERIES C PREFERRED STOCK

# OF

# COYUCHI, INC.

The undersigned, Eileen Mockus and Ranjeet Bhatia, hereby certify that:

1. They are the duly elected and acting President and Chief Executive Officer, and Secretary, respectively, of Coyuchi, Inc., a California Company with California Entity Number 1521269 (the "***Company***").

2. Article IV, Section D, Subsection 4(k)(i) of the Company's Fourth Amended and Restated Articles of Incorporation (the "***Articles***") is amended to delete such paragraph in its entirety and the following is substituted therefore:

"(i) Each share of Series Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Series Preferred Conversion Price, (A) at any time with the approval, by affirmative vote or written consent, of the holders of not less than a majority of the outstanding shares of the Series Preferred voting together as a single class, or (B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $3.60 (as adjusted for stock splits, dividends, recapitalizations and the like after he filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $25,000,000.00. Upon such automatic conversion, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 4(d)."

3. Section 2(b) of the Company's Certificate of Determination of Preferences of Series C Preferred Stock (the "***Certificate of Determination***") is amended to delete such paragraph in its entirety and the following is substituted therefore:

"(b) The "***Original Issue Price***" of the Series C Preferred shall be $3.60 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares after the filing date hereof)."

4. Section 5(k)(i)(B) of the Company's Certificate of Determination is amended to delete such paragraph in its entirety and the following is substituted therefore:

> "(B) immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company in which (i) the per share price is at least $3.60 (as adjusted for stock splits, dividends, recapitalizations and the like after the filing date hereof), and (ii) the gross cash proceeds to the Company (before underwriting discounts, commissions and fees) are at least $25,000,000.00; or"

5. This Certificate of Amendment to the Articles and Certificate of Determination has been duly approved by the Board of Directors of the Company.

6. This Certificate of Amendment to the Articles and Certificate of Determination has been duly approved by the required vote of shareholders in accordance with Sections 603, 902 and 903 of the California Corporations Code. The total number of outstanding shares of capital stock of the Company entitled to vote with respect to this Certificate of Amendment to the Articles and Certificate of Determination was 22,905,376, consisting of (i) 12,220,116 shares of Common Stock, (ii) 512,789 shares of Series A Preferred Stock, (iii) 0 shares of Series A1 Preferred Stock, (iv) 6,036,922 shares of Series B Preferred Stock, (v) 0 shares of Series B1 Preferred Stock, and (vi) 4,135,549 shares of Series C Preferred Stock. The number of shares voting in favor of this Certificate of Amendment to the Articles and Certificate of Determination equaled or exceeded the vote required. The percentage vote required was (i) more than 50% of the outstanding shares of Common Stock, voting together as a single class, (ii) more than 50% of the outstanding shares of Preferred Stock, voting together as a single class, (iii) more than 50% of the outstanding shares of capital stock of the Company entitled to vote (voting together as a single class on an as-if converted basis), (iv) more than 50% of the outstanding shares of Series A Preferred Stock, voting separately as a single class, and (v) more than 50% of the outstanding shares of Series B Preferred Stock, voting separately as a single class.

The undersigned further declare under penalty of perjury under the Laws of the State of California that the matters set forth in this Certificate of Amendment to the Fourth Amended and Restated Articles of Incorporation and Certificate of Determination of Preferences of Series C Preferred Stock are true and correct of our own knowledge.

**IN WITNESS WHEREOF**, the undersigned have executed this Certificate of Amendment to the Fourth Amended and Restated Articles of Incorporation as of the 11th day of August, 2023.

/s/ Eileen Mockus
Eileen Mockus
President and Chief Executive Officer

______________________________
Ranjeet Bhatia
Secretary

**IN WITNESS WHEREOF**, the undersigned have executed this Certificate of Amendment to the Fourth Amended and Restated Articles of Incorporation as of the 11th day of August, 2023.

________________________________
Eileen Mockus
President and Chief Executive Officer

________________________________
Ranjeet Bhatia
Secretary